                                                                   EXHIBIT 10.11




                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between PARAVAX, INC., a California corporation with its principal office at 2301 Research Boulevard, Suite 110, Fort Collins, Colorado ("Company") and FRED M. SCHWARZER ("Employee"), effective as of November 1, 1994.

                              W I T N E S S E T H:

         Whereas Company desires to employ Employee to act as its President and Chief Executive Officer, in an at-will capacity; and

         Whereas Employee wishes to act as Company's President and Chief Executive Officer as an employee in an at-will capacity;

         Now, Therefore, in consideration of the mutual covenants and warranties contained herein, the parties agree as follows:

         1. Employment. Company hereby employs Employee as its President and Chief Executive Officer, and Employee hereby accepts such employment.

         2. Duties and Responsibilities. Employee shall serve as President and Chief Executive Officer of Company, with such duties and responsibilities as may be assigned to him from time to time by the Board of Directors of Company, and with such on-going daily duties and responsibilities as are typically entailed in the position of President and Chief Executive Officer. Employee shall devote substantially all of his time and energies to such duties; provided, however, that Employee may devote a modest amount of time and energy, including travel, on behalf of Charter Venture Capital and its affiliates.

         3. Compensation. Company shall pay Employee, as compensation for services rendered under this Agreement, compensation at the rate of $200,000 per year, payable in accordance with the usual and customary payroll practices of Company. If for any reason during any given year, Employee does not work an entire year, other than normal vacations as provided hereunder, the compensation will be prorated to compensate only for the actual time worked.

         4. Expenses. Company shall reimburse Employee for his reasonable out-of-pocket expenses incurred in connection with the business of Company, including travel away from the Company's facilities, upon presentation of appropriate written receipts and reports and subject to the customary practices of Company.

                 In addition, the Company will reimburse Employee all of his reasonable expenses related to moving his household to the Fort Collins area, including reasonable travel expenses, moving expenses and temporary living expenses. Such reimbursement will be made upon presentation of appropriate written receipts. The Company will not reimburse Employee for any brokerage commissions or other expenses relating to the sale of property in California or the purchase of a home in Colorado.

         5. Employee Benefits. During the term of his employment hereunder, Employee shall be entitled to receive the same benefits that the Board of Directors establishes generally for the officers and other employees of Company. These may include from time to time, medical insurance, life insurance, paid vacation time and medical disability insurance.

         6.      Termination.

         (a) At-Will. This is an at-will employment agreement and does not bind either of the parties to any specific term or duration.

                 (i) Employee is free to terminate employment with Company at any time, for any reason, or for no reason.

                 (ii) Company is free to terminate the employment of Employee at any time, for any reason or for no reason, for cause or without cause, and without any prior notice.

         (b)     Severance Pay.

                 (i) Upon involuntary termination of his employment, Employee will be entitled to severance pay as provided below unless he is terminated for "cause," as defined below. If Company terminates Employee for "cause," Employee will not be entitled to any severance pay and shall only receive pay and benefits which Employee earned as of the date of termination.

                 (ii) The parties agree that for the purposes of this Employment Agreement, a termination for "cause" will be deemed to have occurred when Company terminates Employee's employment because of the occurrence of any of the following events:

                 (A) Employee shall die, be adjudicated to be mentally incompetent or become mentally or physically disabled to such an extent that Employee is unable to perform his duties under this Employment Agreement for a period of ninety (90) consecutive days;

                 (B) Company shall discontinue its business (for the purpose of this provision, a merger, acquisition or sale of Company in which Company's business is carried on by the surviving entity shall not be deemed to be a discontinuance of the business of Company);

                 (C) Employee shall commit any material breach of his obligations under this Agreement;

                 (D) Employee shall commit any material breach of any material fiduciary duty to Company;

                 (E) Employee shall be convicted of, or enter a plea of nolo contendere to, any crime involving moral turpitude or dishonesty, whether a felony or misdemeanor, or any crime which reflects so negatively on Company to be detrimental to Company's image or interests;

                 (F) Employee shall commit repeated insubordination or refusal to comply with any reasonable request of the Board of Directors of Company relating to the scope or performance of Employee's duties;

                 (G) Employee shall possess any illegal drug on Company premises or Employee shall be under the influence of illegal drugs or abusing prescription drugs or alcohol while on Company business or on Company premises; or

                 (H) Employee shall conduct himself in a manner, which in the good faith and reasonable determination of the Board of Directors demonstrated Employee's gross unfitness to serve.

                 (iii) In the event that severance pay is due to Employee as a result of the involuntary termination of his employment without "cause" within three years of the date of this Agreement, Employee will be paid one (1) years' salary in twelve equal monthly installments, with the first such installment due 15 days after the date of such termination and with the following eleven installments due monthly thereafter.

                 (iv) In the event that severance pay is due to Employee as a result of the involuntary termination of his employment without "cause" three or more years after the date of this Agreement, Employee will be paid six (6) months' salary in six equal monthly installments, with the first such installment due 15 days after the date of such termination and with the following five installments due monthly thereafter.

         7. Proprietary Information. Employee agrees that he will promptly execute Company's standard employee proprietary information and assignment of inventions agreement. For three (3) years following his termination as an employee, Employee agrees not to undertake any employment or activity wherein the loyal and complete fulfillment of the duties of such employment or activity would necessarily call upon Employee to reveal, to make judgments on or otherwise to use, any proprietary business information or trade secrets of Company's business to which Employee had access by reason of Company's business.

         8. Attorneys' Fees. If any legal action arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions. For purposes of this section, "prevailing party" includes without limitation a party who agrees to dismiss a suit or proceeding upon the other's payment or performance of substantially the relief sought.

         9. Notices. Any notice to be given to Company under the terms of this Agreement shall be addressed to Company at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Company, or to such other address as a party shall have given notice of hereunder.

         10. Miscellaneous. This Agreement shall be governed by the laws of the State of Colorado as applied to contracts between residents of that state to be performed wholly within that state. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. This Agreement may be modified only by a writing signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year hereinabove written.

                                         PARAVAX, INC.



                                         By /s/ A. BARR DOLAN
                                           ------------------------------------
                                                 A. Barr Dolan, Chairman



                                                /s/ FRED M. SCHWARZER
                                        ----------------------------------------
                                                    Fred M. Schwarzer

                               HESKA CORPORATION

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT
                                      WITH
                               FRED M. SCHWARZER


     THIS AMENDMENT AGREEMENT is entered into effective as of March 4, 1997 by and between Heska Corporation, formerly Paravax, Inc. (the "Company"), and Fred
M. Schwarzer ("Employee"). The Company and Employee are collectively referred to herein as the "Parties."

     WHEREAS, effective as of November 1, 1994, the Company and Employee entered into an Employment Agreement (the "Employment Agreement"); and

     WHEREAS, the Parties desire to amend the Employment Agreement for the purpose of (a) extending the period during which terminations may give rise to one-year's severance pay, and (b) amending the scope of severance pay to include vesting under equity stock arrangements;

     NOW THEREFORE, in consideration of the foregoing, the Parties agree as follows:

     1. Amendment to Section 6(b)(iii). Section 6(b)(iii) is hereby amended by deleting said paragraph in its entirety and substituting the following therefor:

          (iii) In the event that severance pay is due to Employee as a result of the involuntary termination of his employment without "cause" on or before December 31, 1999, Employee will receive (i) one year's salary in twelve equal monthly installments, with the first such installment due 15 days after the date of such termination and with the following eleven installments due monthly thereafter, and (ii) an additional twelve months of vesting (calculated from the effective termination date, and not from the end of the severance pay period) under all stock option agreements, stock purchase agreements or other stock rights granted to Employee.

     2. Amendment to Section 6(b)(iv). Section 6(b)(iv) is hereby amended by deleting said paragraph in its entirety and substituting the following therefor:

          (iv) In the event that the severance pay is due to Employee as a result of the involuntary termination of his employment without "cause" after December 31, 1999, Employee will receive (i) six months' salary in six equal monthly installments, with the first such installment due 15 days after the date of such termination and with the following six installments due monthly thereafter, and (ii) an additional six months of vesting (calculated from the effective termination date, and not from the end of the severance pay period)
     under all stock option agreements, stock purchase agreements or other stock rights granted to Employee.

     3. No Other Changes. Except for the changes expressly made by this Amendment Agreement, the Employment Agreement remains in full force and effect without change.

     IN WITNESS WHEREOF, the Parties, for good and valuable consideration the sufficiency of which is hereby acknowledged, have executed this Amendment Agreement as of the date first written above.


the "Corporation"                                 "Employee"

Heska Corporation                                 Fred M. Schwarzer



By: /s/ ROBERT B. GRIEVE                          /s/ FRED M. SCHWARZER
   ------------------------------                 -----------------------------

























                                      -2-